Exhibit 99.1   Proxy statement
                   BOURBON BANCSHARES, INC.
                       P.O. Box 157
                     Fourth and Main Street
                  Paris, Kentucky 40362-0157
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD MAY 3, 1999



March 25, 1999
To our Shareholders:
     The  Annual  Meeting of Shareholders ("Annual
Meeting")  of Bourbon Bancshares, Inc. (the
"Corporation") will be held at  the Corporation's
main  office at Kentucky  Bank,  Fourth  and  Main
Street,  Paris, Kentucky, at 9:00 a.m. (Easter
Daylight Time)  on May 3, 1999, for the following
purposes:
     1.  Election  of  Directors.   To  elect three Class III directors.

     2.  Amendments  to Articles of Incorporation.
         To  act  upon proposals   to  amend  the
         Corporation's  Articles   of Incorporation
         to (a) increase the number of authorized shares of common stock from 3,000,000 to 10,000,000, and (b) to change the number of members of the
         Corporation's Board of Directors from a
         minimum of  nine (9) to a minimum of five
         (5).

     3.  1999  Employee  Stock  Option  Plan.   To
         act  upon   a proposal to adopt the 1999
         Employee Stock Option Plan.

     4. Ratification of Independent Auditors. To act upon a proposal to ratify the appointment of Crowe, Chizek and Company LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1999.

     5. Other Business. To act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. The Board of Directors does not know of any other matter to come before the Annual Meeting.

     Information  regarding the matters to be acted
upon  at  the Annual  Meeting is contained in the
Proxy Statement  accompanying this  Notice.   Only
those holders of record of the Corporation's common stock at the close of business on March 22, 1999, are entitled to notice of and to vote at the Annual
Meeting  and  any adjournment thereof.

     All Shareholders are cordially invited to attend the Annual Meeting, but whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed Proxy and return it promptly so your stock may be voted.

     Thank you for your time and consideration.
Please feel free to contact my office should you have any questions.


                           BY ORDER OF THE BOARD OF
DIRECTORS



                           Buckner Woodford
                           President, Bourbon
Bancshares, Inc
Paris, Kentucky
March 25, 1999



               YOUR VOTE IS IMPORTANT

PLEASE  MARK, SIGN, DATE AND RETURN THE ACCOMPANYING
PROXY IMMEDI ATELY  EVEN IF YOU PLAN TO ATTEND THE
ANNUAL MEETING.

                   PROXY STATEMENT
           FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
              BOURBON BANCSHARES, INC.
              TO BE HELD ON MAY 3, 1999

     The accompanying proxy form is solicited by the Board of Directors of Bourbon Bancshares, Inc.
(the "Corporation") for use at the 1999 Annual
Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m. (local time), on Monday, May 3, 1999, at the Corporation's main office at Kentucky
Bank, Fourth and  Main Streets, Paris, Kentucky.

     Only  holders  of record of the Corporation's
Common  Shares ("Common Shares") at the close of
business on March 22, 1999 (the "Record  Date"), are
entitled to notice of and  to  vote  at  the Annual
Meeting.   There are 1,399,628 Common Shares  issued
and
outstanding and entitled to vote at the Annual
Meeting.

     On  all matters coming before the Annual Meeting
except  the election of directors, each holder of
Common Shares has one  vote per  share.   In the
election of directors, each shareholder  may vote
the  number  of  shares held on the Record  Date  for
each vacancy to be filled, or may cumulate his or her
votes by casting the number of votes equal to the
number of shares held multiplied by  the  total
number of vacancies to be filled.  Such  cumulated
votes  may be cast for one nominee or distributed
among  as  many nominees  and  in any manner that the
shareholder  chooses.   The
Board  of  Directors  is  soliciting discretionary
authority  to cumulate  votes.  A  shareholder may
revoke  a  proxy  form  by
delivering written notice of revocation to the
Secretary  of  the Corporation  at  any time before
the taking of the  vote  at  the Annual   Meeting.
The mailing address of the Corporation's principal offices is P.O. Box 157, Fourth and Main
Street, Paris, Kentucky  40362.

     All  expenses of preparing, printing, mailing
and delivering the Proxy Statement and all materials
used in the solicitation of proxy forms will be borne
by the Corporation.  In addition to the use  of the
mail, proxy forms may be solicited by personal  inter
view,  telephone, and telegraph by directors,
officers, and other employees   of  the  Corporation,
none  of  whom  will   receive additional
compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by them and will pay reasonable expenses of such persons for forwarding these materials.

     The  approximate date on which this Proxy
Statement and the accompanying proxy are first being sent or given to shareholders is March 25, 1999.

                ELECTION OF DIRECTORS

     Under the Corporation's Articles of
Incorporation, the Board of  Directors consists of
three different classes, Class I, Class II and Class
III, each to serve, subject to the provisions of the
Articles  of Incorporation and Bylaws, for a three
year term  and until   his  successor  is  duly
elected  and  qualified.  The
Corporation  will elect three Class III directors at
the  Annual Meeting.   Henry Hinkle, Theodore Kuster
and Robert G. Thompson have been nominated for election as Class III directors for terms expiring at the 2002 annual meeting of shareholders. The following information is furnished as of March 22, 1999, with respect to each person nominated for election as a Class III director at the Annual
Meeting:



Name, Age, Principal              Director
Occupation or Position,            Since
Other Directorships

Henry Hinkle, 47                     1989
President, Hinkle Construction
Company


Theodore Kuster, 55                  1979
Farmer and thoroughbred horse
breeder


Robert G. Thompson, 49               1991
Farmer and thoroughbred horse
breeder


     The Corporation's Articles of Incorporation
provide that the number  of its directors will be
fixed from time to time  by  the Board  of
Directors.  Between meetings of shareholders held
for the election of directors, the Board of Directors
may increase or decrease   the   number  of
directors  last  approved   by the
shareholders  by  thirty  percent  (30%)  or  less.
Any  vacant directorship, whether resulting from an
increase in the number of directors or otherwise, may
be filled by the affirmative vote  of the  majority
of the directors then in office, whether or  not  a
quorum of the Board of Directors exists at the time
of the  vote, for  a  term  expiring at the annual
meeting of  shareholders  at which  the term of
office of the class to which they were elected
expires  or,  in  the case of newly created
directorships,  until such  time  as  determined  by
the directors  electing  such  new director.   A
decrease in the number of directors, however,  will
not  have  the  effect of shortening the term  of
any  incumbent director.  During   1998,  two
vacancies   occurred   in  the
Corporation's Board of Directors which the Board of
Directors has declined  to  fill,  pending
consideration by  the  Corporation's shareholders  of
an amendment to the Corporation's  Articles  of
Incorporation  as  described in this proxy  statement
to  permit fewer  than  nine  members of the Board of
Directors.   Assuming passage  of  the amendment to
the Articles of Incorporation, the Board does not expect to take any action to fill these two vacancies.

     If  any  named nominee should refuse or be
unable to  serve, the Board of Directors believes the
persons designated as proxies will  vote the shares
represented by the enclosed proxy form  for the
substitute  nominee,  if  any,  proposed  by  the
Board  of Directors.   No circumstances are
now known, however, that  would
prevent any of the nominees from serving. In the election of directors, the designated proxies may cumulatively cast the votes authorized by each proxy form received if such action is deemed by them to be appropriate. Proxy forms cannot be voted for a greater number of persons than the number of nominees named.
THE  BOARD  OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE  "FOR"  THE ELECTION OF THE BOARD'S
NOMINEES  OF  CLASS  III DIRECTORS.


                    PROPOSED AMENDMENTS TO
              ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED SHARES

     The  Board  of Directors has unanimously adopted
a  proposed amendment   to  the  first  sentence  of
Article   IV   of  the
Corporation's Articles of Incorporation so that it will read in its entirety as follows:

               The total number of shares that the
               Corporation    shall    have    the
               authority  to  issue is  10,300,000
               shares, which shall be divided into
               two classes as follows:  10,000,000
               Common    Shares;    and    300,000
               Preferred Shares.

     The amendment would have the effect of increasing from 3,000,000 to 10,000,000 the number of authorized Common Shares.
     The Corporation's Board of Directors reserved a total of 70,000 Common Shares for issuance under the Corporation's 1993 Employee Stock
Ownership Incentive Plan and  1993  Non-Employee
Directors Stock Ownership Incentive Plan. In addition, if the proposed 1999 Employee Stock
Option Plan (the "1999  Plan")  is approved by the
Corporation's shareholders at the Annual Meeting, the Corporation will reserve an additional 50,000 Common
Shares for  issuance  under the 1999 Plan.  See
PROPOSED  1999  EMPLOYEE STOCK OPTION PLAN.

Reasons For and Intended Effect of the Proposed
Amendment
     The  Board of Directors believes that the
ability  to  issue additional  Common  Shares  will
provide  the  Corporation  with valuable  flexibility
in  connection with  future  acquisitions,
combinations,  equity  financings,  stock
distributions,   stock splits,  stock  dividends,
employee  benefit  plans  and   other corporate
purposes.  Although the Board of Directors has not
yet declared  a  stock split and there can be no
assurance  that  one will be declared, the Board of
Directors anticipates that it will declare a two-for-
one stock split in the form of a stock dividend
promptly following shareholder approval of the
amendment  to  the Articles  of  Incorporation.   Any
future  cash  sales  or  other issuances of Common
Shares would be made only on terms the  Board
believes  to be in the best interest of the
Corporation  and  its shareholders.
     The additional authorized Common Shares would be
issuable by the Corporation without further
authorization by shareholders  on such  terms as the
Corporation's Board of Directors may  lawfully
determine.    The  effect  of  authorization  and
issuance   of additional  Common Shares (other than
on a pro rata  basis  among holders  of  Common
Shares) will be to dilute the present  voting power
of  some  or  all  holders  of  Common  Shares.  In  some
circumstances, issuance of additional Common Shares
could  result
in  the dilution of the net income per share, net
book value  per share,  and voting rights of Common
Shares currently outstanding. Holders of Common
Shares have no preemptive rights.
Effect of the Proposed Amendment as to Takeovers
     The  Board of Directors considers that its
evaluation of any takeover bid should be based
primarily on a determination of what is  in  the
best  interests of the Corporation and  all  of  its
shareholders.  Factors influencing that determination
may include the  resultant effect of the takeover
upon the Corporation's then remaining  minority
shareholders, its employees,  its  customers, and
the  communities that it serves.  The proposed
amendment  is not  being  recommended in response to
any effort  of  which  the Board of Directors is
aware to obtain control of the Corporation, but
rather  is  being  recommended  for  the  corporate
reasons outlined  above.   The  proposed amendment
will not prevent a takeover that is approved by members of the Board of Directors unaffiliated with the shareholder attempting to acquire control of the Corporation.
     If adopted, the proposed amendment could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Corporation, even though such an attempt might, in some cases, be beneficial to the Corporation and its shareholders. Issuance of additional Common Shares could serve to discourage the accumulation of substantial Common Shares positions as a prelude to an attempted takeover or significant corporate restructuring, proxy fights and partial tender offers with the use of "two-tiered pricing." This would serve to increase management's stability, and thereby give it the necessary security to make long range corporate plans, as well as to respond to attempted acquisitions. It could also serve to prevent acquisitions resulting in dissimilar and possibly unfair treatment of the Corporation's shareholders.

     Although  the Board of Directors currently has
no  intention of doing so, shares of authorized,
unissued and unreserved Common Shares  could  (within
the limits imposed by applicable  law)  be issued  to
a  holder who might thereby obtain sufficient  voting
power  to  ensure that any proposal to remove
directors,  or  any alteration,  amendment  or repeal
of certain  provisions  to  the Articles of
Incorporation, would not receive the shareholder vote
required  therefor.  Accordingly, the power to issue
new  Common Shares  could  enable  the Board of
Directors  to  make  it  more difficult  to  replace
incumbent directors or accomplish  certain business
combinations  opposed  by  the  incumbent   Board of
Directors.

Vote Required

     Adoption of the proposed amendment requires that more votes be cast in favor of the amendment than against it at a duly called meeting of shareholders at which a quorum is represented.

THE  BOARD  OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE  "FOR" ADOPTION OF THE AMENDMENT TO
INCREASE THE  NUMBER  OF AUTHORIZED COMMON SHARES.

                      * * * * *

CHANGE IN MINIMUM NUMBER OF MEMBERS OF THE BOARD OF
DIRECTORS

  The Board of Directors has unanimously adopted a
                      proposed
amendment to Section A. of Article V of the Corporation's Articles of Incorporation so that it will read in its entirety as follows:

               A. Number. The business and affairs of the Corporation shall be managed and conducted by or under the direction of a Board of Directors. The number of directors (exclusive of directors to be elected by the holders of one or more series of Preferred Shares of the Corporation that may be outstanding, voting separately as a series or class) shall be fixed from time to time by the Board of Directors of the Corporation by resolution adopted by a majority of the entire Board of Directors, but in no event shall be less than five (5) nor more than fifteen (15).

     The amendment would have the effect of changing the number of members of the Board of Directors from a minimum of nine to a minimum of five. The Board of Directors currently consists of seven members and the Board does not believe that a minimum on nine members of the Board of Directors is necessary to manage the business and affairs of the Corporation.

Vote Required

     Adoption of the proposed amendment requires the affirmative vote of no fewer than 67% of the Common Shares issued and outstanding.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED
AMENDMENT TO THE ARTICLES  OF  INCORPORATION  AND
RECOMMENDS  A  VOTE  "FOR"  THE DECREASE  IN  THE
MINIMUM  NUMBER OF MEMBERS  OF  THE  BOARD  OF
DIRECTORS TO FIVE.


      PROPOSED 1999 EMPLOYEE STOCK OPTION PLAN

     On March 9, 1999, the Board of Directors adopted the 1999 Employee Stock Option Plan, subject to approval by holders of a majority of Common
Shares. The following summary of the material provisions of the 1999 Plan does not purport to be complete and is qualified in its entirety by reference to the 1999 Plan. For purposes of this summary, any reference to the Corporation includes the Corporation and its Subsidiaries (as defined in the 1999 Plan). A copy of the 1999 Plan is attached as Annex A.

Purpose of the 1999 Plan

     The  purpose of the 1999 Plan is to advance the
interest  of the  Corporation  by encouraging
employees who  will  largely  be responsible  for
the long-term success and  development  of  the
Corporation  to acquire and retain an ownership
interest  in  the Corporation.  The  1999  Plan  is
also  intended   to   provide
flexibility to the Corporation in attracting and retaining such employees and stimulating their efforts on behalf of the Corporation.

Administration

     The  1999  Plan  will be administered by  a
committee  (the "Committee") appointed by the Board
of Directors.  The members of the  Committee  will
serve at the discretion  of  the  Board  of
Directors.   Subject  to the provisions of  the  1999
Plan,  the Committee  will have full authority to
administer the 1999  Plan, including  without
limitation,  the  authority  to  (i)   select
Participants  (as defined below) to whom options
("Options")  to purchase Common Shares of the
Corporation ("Shares") are  granted (each grant an
"Award"); (ii) determine the size and frequency of
Awards granted under the 1999 Plan; (iii) determine
the terms and conditions of Awards, including any
restrictions or conditions to the  Award,  which need
not be identical; (v) cancel  or  modify,
with  the consent of the Participant, outstanding
Awards  and  to grant   new Awards   in
substitution;  (vi)   accelerate the
exerciseability  of,  and accelerate or  waive  any
or  all  the restrictions  and conditions applicable
to, any  Award,  for  any reason; (vii) extend the
duration of an Option exercise period or term of an
Award; (viii) construe and interpret the 1999 Plan
and any  agreement  or instrument entered into under
the  1999  Plan; (ix)  establish, amend and rescind
rules and regulations for  the 1999   Plan's
administration; and (x) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the 1999 Plan. All determinations and decisions made by the Committee pursuant to the provisions of the 1999 Plan, and all related orders or resolutions of the Board of Directors, will be final, conclusive and binding on all persons.

Number of Shares

     In general, the number of Shares reserved for
issuance under the  1999  Plan  is  50,000 Shares,
with such number  subject  to adjustment in the event
of certain events, including the possible stock
split described above.  If and to the extent Awards
expire or terminate for any reason without having
been exercised in full (including  a  cancellation
and regrant of  an  Option),  or  are forfeited,
without,  in  either  case,  the  Participant  having
realized  any  of  the economic benefits of  a
shareholder,  the Shares  associated  with such
Awards (to  the  extent  not  fully exercised,
forfeited  or  as to which no  economic  benefit  was
realized) will again become available for Awards
under  the  1999 Plan.
Adjustments in Authorized Shares and Outstanding
Awards
     In  the  event  of a merger, reorganization,
consolidation, recapitalization,    reclassification,
split-up,     spin-off, separation,  liquidation,
share dividend,  stock  split,  reverse stock  split,
cash dividend, property dividend, share repurchase,
share  combination, share exchange, issuance of
warrants,  rights or  debentures, or other change in
the corporate structure of the Corporation affecting
the Shares, the Committee may substitute or adjust
the  total number and class of Shares or other  stock
or securities  that  may  be issued under the  1999
Plan,  and  the number, class and/or price of Shares
or other stock or securities subject to outstanding
Awards, as it determines to be appropriate and
equitable to prevent dilution or enlargement of the
rights of Participants and to preserve, without
exceeding, the value of any outstanding Awards.
Eligibility and Participation
     Individuals  who are full-time employees of the
Corporation ("Employees") are eligible to receive
Awards under the 1999 Plan. In  selecting Employees
to receive Awards under the 1999 Plan, as well  as
in determining the number of Shares subject to and
the other  terms  and  conditions  applicable  to,
each  Award,  the Committee will take into
consideration such factors as  it  deems relevant  in
promoting the purposes of the 1999 Plan,  including
the   duties  of  the  Employees,  their  present
and  potential contribution  to  the  success  of
the  Corporation  and   their anticipated number of
years of active service remaining with the Corporation.

Stock Options
     Subject  to the terms and provisions of the 1999
Plan,  the Committee may grant Options to
Participants at any time and  from
time  to time in the form of options that are
intended to qualify as  incentive stock options
within the meaning of Section 422  of the  Internal
Revenue Code of 1986, as amended ("ISOs"),  Options
that  are  not intended to so qualify ("NQSOs"), or a
combination of the two.
Option Agreements
     Each  Award  is  required  to  be  evidenced  by
an  option agreement  between the optionee and the
Corporation (the  "Option Agreement").   The  Option
Agreement must specify the purchase price per share subject to an Option (the "Option Exercise
Price"), the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or that are required by the 1999 Plan. The Option
Agreement must also specify whether the Option is intended to be an ISO or a NQSO and must include such provisions applicable to the particular type of Option granted.
Duration of Option
     In general, each Option will expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option may be exercised later than the tenth (10th) anniversary of its grant.
Exercise of Options
     Options must be exercisable at such times and be subject to such restrictions and conditions as the Committee approves at the time of grant, which need not be the same for each grant or for each Participant. Options must be exercised by delivery to the Corporation of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise
Price and all applicable withholding taxes.
Payment of Option Exercise Price
     The Option Exercise Price for Shares as to which an Option is exercised must be paid to the Corporation in full at the time of exercise, at the discretion of the Committee, either (a) in cash in the form of currency or other cash equivalent acceptable to the Corporation, (b) by tendering
Shares having a fair market value at the time of exercise equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee deems appropriate or (d) by a combination of the forms of consideration described in (a) , (b) and
(c).  The Committee may  permit  the cashless
exercise  of  Options  as  described  in  Regulation
T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the 1999 Plan's purpose and applicable law; provided that for an ISO, the right to a cashless exercise must be granted at the time the Option is granted and may not be added in any modification of the Option Agreement.

Vesting Upon Change in Control
     In  the  event  of a "change in control" of the
Corporation, all  outstanding Options held by a
Participant will become  fully vested  and
immediately exercisable.  In general, the  1999  Plan
provides  that  a  "change  in  control"  occurs
when:   (a)   a shareholder or group acquires 25% of
the combined voting power of the  Corporation's then
outstanding voting securities, (b)  there is  a
substantial turnover among the members  of  the
Board  of
Directors,  (c) the shareholders approve a merger,
consolidation or reorganization  of
the  Corporation,  except   in   certain
circumstances as set forth in the 1999 Plan, (d) the
shareholders approve  the complete dissolution of the
Corporation, or (e)  the shareholders  approve  an
agreement  for  the  sale   or   other disposition
of all or substantially all of the assets of the Corporation.

Effect of Termination of Employment, Death or
Disability

     If the employment of a Participant is terminated for "cause" (as defined in the 1999 Plan), all then outstanding Options of such Participant, whether or not exercisable, will terminate immediately.
If the employment of a Participant is terminated for any reason other than for "cause", death, disability or retirement, to the extent the outstanding Options of such Participant are exercisable, such options may be exercised by such Participant or his personal representative at any time prior to the earlier of the expiration date of the options or the date that is ninety (90) days after the date of such termination of employment.

     In the event of the death or disability of a Participant while employed by the Corporation, all then outstanding Options of such Participant will become fully vested and immediately exercisable, and may be exercised at any time within one (1) year after the date of death or determination of disability; provided, however, that no such options may be exercised on a date subsequent to their expiration.

Termination Date

     The 1999 will terminate on the earlier to occur of (a) the date when all Shares available under the 1999 Plan have been acquired pursuant to the exercise of Awards or (b) such other date as the Board of Directors determines. In no event may any Awards be granted later than the tenth anniversary date of the day the 1999 Plan was adopted by the Corporation's Board of Directors.

Amendment, Modification and Termination

     The Board of Directors may, at any time, amend, modify or terminate the 1999 Plan.
However, without the approval of shareholders of the Corporation no such amendment, modification or termination may:

          (a)   materially  increase  the  benefits
accruing  to Participants under the 1999 Plan;
          (b)   materially  increase the total amount
of  Shares that may be issued under the 1999 Plan,
except in the event of an adjustment  in authorized
shares pursuant to Section 4.2  of  the 1999 Plan; or
          (c)   materially modify the class of
Employees eligible to participate in the 1999 Plan.
     The   Committee   may  amend  the  terms   of
any   Award, prospectively or retroactively, but no
such amendment will impair the rights of any
Participant without such Participant's consent.
Awards Previously Granted
     No  amendment, modification or termination of
the 1999  Plan will in any manner adversely affect
any outstanding Award without
the written consent of the Participant holding such
Award.
Non-Transferability
     Except  as  may be determined by the Committee
in  its  sole discretion  with respect to NQSOs, a
Participant's  rights  under the   1999  Plan  may
not  be  assigned,  pledged  or  otherwise
transferred  other  than  by will or  the  laws  of
descent  and distribution.
No Granting of Employment Rights
     Neither  the 1999 Plan, nor any action taken
under the  1999 Plan, may be construed as giving any
employee the right to become a Participant, nor may
any Award under the 1999 Plan be construed as  giving
a Participant any right with respect to continuance
of employment   by  the  Corporation.   The
Corporation   expressly
reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without "cause", except as may otherwise be provided by any written agreement between the Corporation and the Participant.

Tax Withholding

     A Participant must remit to the Corporation an amount sufficient to satisfy Federal and state taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant or exercise made under or as a result of the 1999 Plan.

Shares Withholding

     With respect to withholding required upon the exercise of options or upon any other taxable event under the 1999 Plan pursuant to which Shares are to be received by the Participant, a Participant may, subject to the discretion of the Committee, make an election to satisfy the withholding requirement with respect to such Shares, in whole or in part, by having the Corporation withhold Shares having a fair market value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law.

Indemnification

     No member of the Board of Directors or the Committee, nor any officer or Employee acting on behalf of the Board of Directors or the Committee, will be personally liable for any action, determination or interpretation taken or made with respect to the 1999 Plan, and all members of the Board of Directors, the Committee and each and any officer or Employee of the Corporation acting on their behalf will, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.

Vote Required

     Adoption of the proposed 1999 Plan requires that more votes be cast in favor of the 1999 Plan than against it at a duly called meeting of shareholders at which a quorum is represented.

THE  BOARD OF DIRECTORS HAS APPROVED THE PROPOSED
1999  PLAN  AND RECOMMENDS A VOTE "FOR" THE PROPOSED
1999 PLAN.


        RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected, subject to
ratification by the shareholders of the Corporation
at the Annual Meeting, the firm  of  Crowe, Chizek and
Company LLP as the independent accountants for   the
Corporation  to  audit  the  Corporation's  financial
statements  for  its  year ending December  31,
1999.   Eskew  & Gresham,  P.S.C.  has  served  as
the  Corporation's  independent auditors since 1982.
In January 1998, Eskew & Gresham was merged into
Crowe, Chizek and Company LLP.
     Ratification of the proposal to appoint Crowe, Chizek and Company LLP as the independent accountants for the Corporation requires that more votes be cast in favor of the proposal than against it at a duly called meeting of shareholders at which a quorum is represented.
THE  BOARD  OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE  "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE
CHIZEK AND  CO.  LLP  AS THE CORPORATION'S
INDEPENDENT AUDITORS.
                    OTHER MATTERS
     The directors and officers of the Corporation do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in the Proxy Statement. If any other matters should come before the Annual Meeting, the Board of Directors intends that the persons designated on the enclosed proxy form, or their substitutes, will vote the shares represented by the proxy form in accordance with their best judgment on such matters.
                              By Order of the Board of Directors
                              Buckner Woodford
                              President, Bourbon Bancshares, Inc.

    This Proxy Form is Solicited by the Board of
                      Directors

                    BOURBON BANCSHARES, INC.
                   Paris, Kentucky

     The undersigned hereby appoints Buckner Woodford and William Reynolds, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock which I held of record or am otherwise entitled to vote, at the close of business on March 22, 1999, at the 1999 Annual Meeting of Shareholders to be held on May 3, 1999, at 9:00 a.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

I.   ELECTION OF DIRECTORS.

     ___ FOR all nominees listed below (except as otherwise indicated below)

     ___  AGAINST all nominees listed below

  Henry Hinkle, Theodore Kuster, Robert G. Thompson

(INSTRUCTION:  To  withhold authority to vote for any
               individual nominee, write the
               nominee's name on the line.)

_____________________________________________________
                         ___

II.  AMENDMENT TO ARTICLES OF INCORPORATION TO
     INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON
     STOCK.

     _____    FOR         _____    AGAINST     _____   ABSTAIN
III. AMENDMENT  TO ARTICLES OF INCORPORATION TO
     CHANGE NUMBER  OF MEMBERS OF THE CORPORATION'S
     BOARD OF DIRECTORS.

     _____    FOR         _____    AGAINST     _____   ABSTAIN


IV.  ADOPTION OF 1999 EMPLOYEE STOCK OPTION PLAN.

     _____    FOR         _____    AGAINST     _____   ABSTAIN


V.    RATIFICATION  OF  CROWE CHIZEK AND CO. LLP  AS
INDEPENDENT
AUDITORS.

     _____    FOR         _____    AGAINST     _____   ABSTAIN


VI.  OTHER  BUSINESS.   In  their  discretion,  the
     Proxies  are authorized to act upon such other
     matters as may properly be brought   before  the
     Annual  Meeting  or  any  adjournment thereof.

     THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ALL  OF  THE NOMINEES LISTED IN ITEM 1 AND "FOR"
ITEMS 2, 3, 4 AND 5.

  [PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY]

     This  proxy  form  relates  to  ALL  shares
owned  by   the undersigned.

     This  proxy form is solicited by the Board of
Directors  and will   be   voted  as  specified  and
in  accordance  with   the accompanying  proxy
statement. If no instruction is indicated, this proxy form will be voted "FOR" all of the nominees listed in Item 1 and "FOR" Items 2, 3, 4 and 5.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign.
When signing as attorney, as executor,
administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.



Date _______________, 1999
                              _______________________________
                              Signature
                              _______________________________
                              Signature if held jointly